Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or near January 23, 2004, pertaining to the 1998 Employee Stock Purchase Plan of Silicon Graphics, Inc., of our report dated September 29, 2003 with respect to the consolidated financial statements and schedule of Silicon Graphics, Inc. included in its Annual Report (Form 10-K) for the year ended June 27, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California January 23, 2004

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